                                                                       EXHIBIT C
                                                               FILE NO. 70-10299

                              UTILITY HOLDINGS, LLC
                                INTERCOMPANY DEBT
                            AS OF SEPTEMBER 30, 2005

Long Term Notes Payable to CEHE                    750,000,000.00
Long Term Notes Payable to CNP                     150,850,000.00
                                                   --------------
   Total Intercompany Long Term Notes Payable      900,850,000.00
                                                   ==============

Long Term Notes Receivable from CNP                750,000,000.00
Long Term Notes Receivable from CEHE               150,850,000.00
                                                   --------------
   Total Intercompany Long Term Notes Receivable   900,850,000.00
                                                   ==============